Exhibit (j)(4)

BROOKFIELD INVESTMENT FUNDS

POWER OF ATTORNEY

Each of the undersigned trustees of Brookfield Investment Funds, a statutory trust formed under the laws of the State of Delaware (the “Trust”), hereby constitutes and appoints Brian Hurley, Casey Tushaus, and Craig Ruckman with full power to act without the other and with full power of substitution and re-substitution, as his true and lawful attorney-in-fact and agent to execute in his name, place and stead, and on his behalf, in the capacities indicated below, the Registration Statement on Form N-1A, including any pre-effective amendments and/or any post effective amendments thereto and any other filings in connection therewith, and to file the same under the Securities Act of 1933, as amended, or the Investment Company Act of 1940, as amended, or otherwise, with respect to the registration of the Trust, the registration or offering of the Trust’s shares of beneficial interest; granting to each such attorney-in-fact and agent full power of substitution and revocation in the premises; and ratifying and confirming any and all that each such attorney-in-fact and agent, or any of them, shall do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney, effective as of the 16th day of November, 2023.

/s/ Edward Kuczmarski	/s/ William H. Wright II
Edward Kuczmarski	William H. Wright II
Trustee	Trustee

/s/ Stuart McFarland	/s/ Heather Goldman
Stuart McFarland	Heather Goldman
Trustee	Trustee

/s/ David Levi
David Levi
Trustee